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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-213565, on Form S-8, of our reports dated February 28, 2017, relating to the financial statements of Halcón Resources Corporation, and the effectiveness of Halcón Resources Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM